Exhibit 4(p)


                         THIRD AMENDMENT TO CREDIT AGREEMENT
                         ___________________________________

                    THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of January 31, 1994 by and among INTERCO INCORPORATED, a Delaware corporation, the SUBSIDIARIES listed on the signature pages hereof, the LENDERS listed on the signature pages hereof, and BT COMMERCIAL CORPORATION, as Agent, in its capacity as Agent for the Lenders. Words and phrases having defined meanings in the Credit Agreement referred to below shall have the same respective meanings when used herein, unless otherwise expressly defined herein.

                                     WITNESSETH:

                    WHEREAS, the parties hereto have entered into a Credit Agreement, dated as of July 16, 1992 (as amended and supplemented as set forth on Schedule 1 attached hereto and by this reference made a part hereof, the "Credit Agreement"), relating to a revolving credit facility for the Borrowers' ongoing working capital, letter of credit and general corporate needs following the confirmation of the Plan of Reorganization;

                    WHEREAS, the Borrowers have requested that the facility be amended, among other things, to extend the term thereof and to allow for the increase of the amount thereof from time to time; and

                    WHEREAS, the Borrowers, the Lenders and the Agent desire to amend the Credit Agreement on the terms and conditions set forth below;

                    NOW THEREFORE, in consideration of the premises and the mutual agreements set forth herein and for other consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows;

                    1.   Amendments to Credit Agreement.  Subject to and
                         ______________________________
          conditioned upon the fulfillment of each of the conditions precedent set forth in Section 3 hereof:
                                 _________

                    1.1. Section 1.1 of the Credit Agreement is hereby amended to delete the definition of Eurodollar Rate Margin set
                                              ______________________
          forth therein and to insert the following therefor:

               Eurodollar Rate Margin shall mean two percent (2%) per annum
               ______________________
               for each Interest Period for a Eurodollar Rate Loan.

                    1.2. Section 1.1 of the Credit Agreement is hereby further amended to delete the definition of Expiration Date set
                                                      _______________
          forth therein and to insert the following therefor:

               Expiration Date shall mean February 3, 1997.
               _______________

                    1.3. Section 1.1 of the Credit Agreement is hereby further amended to add the following definitions thereto in alphabetical order:

               Footwear Company shall mean either Converse or Florsheim
               ________________
               Group taken as a whole, as the context requires.

               Footwear Company Equity Offering shall mean the public sale
               ________________________________
               of capital stock of one (but not more than one) Footwear Company constituting at least 19% (but less than 100%) of the fully diluted common equity of such Footwear Company; provided, that, any unrelated subsequent sale of capital
               ________  ____
               stock of the Footwear Company involved in a Footwear Company Equity Offering shall not constitute a Footwear Company Equity Offering.

                    1.4. Section 1.1 of the Credit Agreement is hereby further amended to delete the definitions of ILGWU Fund Note, New
                                                       _______________  ___
          Bank Term Notes, New Secured Term Loan Agreement, New Series A
          _______________  _______________________________  ____________
          Notes, New Series A Secured Notes Indenture, New Series B Notes,
          _____  ____________________________________  __________________
          New Series B Secured Notes Indenture, New Series C Notes, and New
          ____________________________________  __________________      ___
          Series C Secured Notes Indenture set forth therein and to insert
          ________________________________
          the following therefor:

               ILGWU Fund Note shall mean the Borrowers' promissory note in
               _______________
               the original principal amount of $19,900,000 and payable to the ILGWU National Retirement Fund in accordance with the Plan of Reorganization and any note evidencing Debt incurred to refinance such Note in accordance with, and otherwise complying with the terms of, Section 7.1(a)(viii).
                                            ____________________

               New Bank Term Notes shall mean the 9.0% Secured Reset Term
               ___________________
               Notes due 2004 in the original aggregate principal amount issued pursuant to the Plan of Reorganization and any notes evidencing Debt incurred to refinance such Notes in accordance with, and otherwise complying with the terms of,
               Section 7.1(a)(viii).
               ____________________

               New Secured Term Loan Agreement shall mean the Secured Term
               _______________________________
               Loan Agreement, dated on or prior to the Effective Date, for the New Bank Term Notes among the Borrowers and the agents named therein and any replacement thereof executed in connection with the refinancing of the New Bank Term Notes in accordance with, and otherwise complying with the terms of, Section 7.1(a)(viii).
                   ____________________

               New Series A Notes shall mean the Borrowers' 10% Secured
               __________________
               Notes due 2001, issued pursuant to the Plan of Reorganization and any notes evidencing Debt incurred to refinance such Notes in accordance with, and otherwise complying with the terms of, Section 7.1(a)(viii).
                                            ____________________

               New Series A Secured Notes Indenture shall mean the
               ____________________________________
               Indenture, as supplemented by the Series A Supplemental Indenture, each dated on or prior to the Effective Date, for the New Series A Notes among the Borrowers and the trustee named therein and any replacement thereof executed in connection with the refinancing of the New Series A Notes in accordance with, and otherwise complying with the terms of,
               Section 7.1(a)(viii).
               ____________________

               New Series B Notes shall mean the Borrowers' 9% Secured
               __________________
               Notes due 2004, issued pursuant to the Plan of Reorganization and any notes evidencing Debt incurred to refinance such Notes in accordance with, and otherwise complying with the terms of, Section 7.1(a)(viii).
                                            ____________________

               New Series B Secured Notes Indenture shall mean the
               ____________________________________
               Indenture dated on or prior to the Effective Date for the New Series B Notes among the Borrowers and the trustee named therein and any replacement thereof executed in connection with the refinancing of the New Series B Notes in accordance with, and otherwise complying with the terms of, Section
                                                                _______
               7.1(a)(viii).
               ____________

               New Series C Notes shall mean the Borrowers' Secured 8.5%
               __________________

               Notes due 1997, issued pursuant to the Plan of
               Reorganization and any notes evidencing Debt incurred to refinance such Notes in accordance with, and otherwise complying with the terms of, Section 7.1(a)(viii).
                                            ____________________

               New Series C Secured Notes Indenture shall mean the
               ____________________________________
               Indenture, as supplemented by the Series C Supplemental Indenture, each dated on or prior to the Effective Date, for the New Series C Notes among the Borrowers and the trustee named therein and any replacement thereof executed in connection with the refinancing of the New Series C Notes in accordance with, and otherwise complying with the terms of,
               Section 7.1(a)(viii).
               ____________________

                    1.5. Section 1.1 of the Credit Agreement is hereby further amended to delete the definition of Permitted Senior
                                                      ________________
          Indebtedness Amount set forth therein and to insert the following
          ___________________
          therefor:

               Permitted Senior Indebtedness Amount shall mean "Permitted
               ____________________________________
               Senior Indebtedness Amount" as such term is defined in each of the New Indentures, the New Secured Term Loan Agreement and the ILGWU Fund Note (or, in the event any of the foregoing Debt is refinanced as permitted by Section
                                                            _______
               7.1(a)(viii), as such term, or any corresponding term, is
               ____________
               defined in the documents governing such Debt), and, in the event any of the foregoing amounts differ, the least of all such amounts.

                    1.6. Section 1.1 of the Credit Agreement is hereby further amended to delete the definition of Total Commitments set
                                                      _________________
          forth therein and to insert the following therefor:

               Total Commitments shall mean the aggregate of the Revolving
               _________________
               Credit Commitments of all the Lenders from time to time.

                    1.7. Section 1.1 of the Credit Agreement is hereby further amended to delete the definition of Working Capital
                                                      _______________
          Reserve set forth therein and to insert the following therefor:
          _______

               Working Capital Reserve shall mean "Working Capital Reserve"
               _______________________
               as such term is defined in each of the New Indentures and the New Secured Term Loan Agreement (or, in the event any of the Debt evidenced by any of the foregoing agreements is refinanced as permitted by Section 7.1(a)(viii), as such
                                          ____________________
               term, or any corresponding term, is defined in the documents governing such Debt).

                    1.8. Section 3.5(b) of the Credit Agreement is hereby amended to delete the terms thereof in their entirety and to insert the following therefor:

               (b)  [Intentionally Omitted.]

                    1.9. Section 3.5(e) of the Credit Agreement is hereby amended to add the following sentence at the end thereof:

               Concurrently with the consummation of a Footwear Company Equity Offering, the Footwear Company involved shall prepay the Allocated Revolving Loan Balance of such Footwear Company using funds other than the Equity Offering Proceeds derived from such sale.

                    1.10. Section 3.8(e) of the Credit Agreement is hereby amended to delete the terms thereof in their entirety and to insert the following therefor:

                         (e) If at the time of any Reporting Borrower Asset Disposition the Reporting Borrower(s) which has(ve) been sold or disposed of shall have a positive Allocated Revolving Loan Balance adjusted through the date of such sale or disposition, concurrently with such sale or disposition, the Borrowers shall pay to the Agent for the account of the Lenders the amount required to be paid pursuant to Section 3.5(e) hereof. If at the time of any
                           ______________
               Footwear Company Equity Offering the Footwear Company involved shall have a positive Allocated Revolving Loan Balance, concurrently with the sale of such equity, such Footwear Company shall pay to the Agent for the account of the Lenders the amount required to be paid pursuant to
               Section 3.5(e) hereof.  In addition, concurrently with any
               ______________
               such Reporting Borrower Asset Disposition or any Footwear Company Equity Offering, such Reporting Borrower or Footwear Company shall cause all Letters of Credit issued in its name, all Foreign Exchange Contracts issued for its direct benefit, and all Acceptances executed by it to be cancelled or, with respect to any such Letters of Credit or Acceptances shall deposit with the Agent for the benefit of the Lenders with respect to each such Letter of Credit and Acceptance then outstanding, cash or Cash Equivalents in each case in an amount equal to 110% of the greatest amount for which such Letters of Credit may be drawn or the face amount of such Acceptance, or, in the case of a Letter of Credit or an Acceptance, a back-up indemnity or letter of credit from an issuer reasonably satisfactory to the Agent and the Issuing Bank or the Accepting Bank, as applicable, in form and substance satisfactory to the Agent and the Issuing Bank or the Accepting Bank, as applicable. No Equity Offering Proceeds derived in connection with a Footwear Company Equity Offering may be used to make any of the payments or deposits required pursuant to this Section
                                                                  _______
               3.8(e) as a result of such offering.
               ______

                    1.11. Section 4.2.1(a) of the Credit Agreement is hereby amended to delete the last sentence thereof in and to insert the following therefor:

               Each Acceptance (or group of related Acceptances) (i) shall be in a face amount not greater than an amount which, when discounted and net of all Fees payable at the time of creation, would generate net proceeds equal to the reimbursement obligation owing with respect to the Acceptance Letter of Credit providing for the creation of such Acceptance and (ii) shall have a maturity of not more than 120 days after such Acceptance is created nor in any event later than the Expiration Date.

                    1.12. Section 4.2.1(f) of the Credit Agreement is hereby amended to delete the term "90" set forth in the twelfth line thereof and insert the term "120" therefor.

                    1.13. Sections 7.1(a)(viii) and 7.1(b)(vi) of the Credit Agreement are amended to delete the word "while" contained in the last sentence of each such Sections and insert the word "will" therefor.

                    1.14. Section 7.2 of the Credit Agreement is hereby amended to delete clause (iii) of the first sentence thereof in its entirety and to insert the following therefor:

               (iii) except with Unrestricted Proceeds and proceeds received in connection with a Footwear Company Equity Offering, and in each case, so long as no Default or Event of Default shall have occurred and be continuing, redeem, repurchase, defease or otherwise acquire or retire for value, or permit any Subsidiary to, directly or indirectly, redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment (after giving effect to the exercise of any and all unconditional (other than as to the giving of notice) options to extend the maturity), Debt of INTERCO or any other Borrower or any of their respective Subsidiaries which is subordinated (whether pursuant to its terms or by operation of law) in right of payment to the Obligations, including, without limitation, the New Notes, the New Bank Term Notes, the ILGWU Fund Note, other than in connection with any refinancing of such Debt permitted herein.

                    1.15. Section 7.2 of the Credit Agreement is hereby amended to add the following sentence at the end of the first paragraph thereof:

               Notwithstanding the restrictions set forth in clause (iii) of the immediately preceding sentence, at any time after February 1, 1994 and so long as no Default or Event of Default shall have occurred and be continuing, INTERCO may, and may cause its Subsidiaries to, prepay, repurchase or otherwise acquire or retire for value (from sources other than Unrestricted Proceeds and proceeds received in connection with a Footwear Company Equity Offering) any such subordinated Debt so long as the aggregate amount paid by INTERCO and such Subsidiaries in connection therewith does not exceed $20,000,000 in the aggregate for all such prepayments, repurchases, acquisitions or retirements made in accordance with this sentence.

                    1.16. Section 7.5(c) of the Credit Agreement is hereby amended to delete the last sentence thereof in its entirety and to insert the following therefor:

               In addition, (i) the assets of any Borrower (other than INTERCO) may be disposed of through a merger or consolidation of such Borrower with and into another Person that is not an Affiliate of such Borrower or by a sale of 100% of the capital stock of any such Borrower to another such Person, if, and only if, the disposition of assets resulting from such merger, consolidation or stock sale, if completed as an asset sale, would be permitted pursuant to
               Section 7.5(a) hereof, including, to the extent applicable,
               ______________
               compliance with the requirements for a permitted asset sale set forth therein and (ii) subject to the other requirements of this Credit Agreement in connection therewith, shares of one Footwear Company (but not both) may be sold to a Person that is not an Affiliate in connection with a Footwear Company Equity Offering. Upon the completion of any such merger, consolidation or stock sale described in clause (i) of the immediately preceding sentence or any such Footwear Company Equity Offering described in clause (ii) of the immediately preceding sentence, such Borrower (and in the event such Borrower is a Reporting Borrower, members of such Borrower's Reporting Borrower Group) shall no longer be a Borrower (or Borrowers) hereunder and upon payment of all amounts, if any, required under Sections 3.5(e) and 3.8(e),
                                               _______________     ______
               the Agent shall execute and deliver releases of the Liens on the assets of such Borrower and, if applicable, the members of its Reporting Borrower Group, together with a release of such entities as co-obligors of the Obligations. Notwithstanding the foregoing, no Footwear Company Equity Offering shall be permitted at any time on or after the merger, consolidation or transfer of one Footwear Company (or any member of such Footwear Company's Reporting Borrower Group) with, into, or to the other Footwear Company (or any member of such other Footwear Company's Reporting Borrower Group).

               Following a Footwear Company Equity Offering which is permitted hereunder, the Footwear Company involved and the members of such Footwear Company's Reporting Borrower Group
               (i) shall not be parties to or bound by the covenants in this Credit Agreement, and the financial condition, operating results and all aspects of the businesses of such Footwear Company shall be excluded from the calculation of financial covenants and ratios and (ii) for purposes of the definition of "Subsidiary" shall not be included as a Subsidiary; provided, that, such entities shall be
                           ________  ____
               considered as "Subsidiaries" of INTERCO for purposes of Sections 6.4, 6.9, 6.10, 6.13, 7.8, 7.10 and 7.17 hereof and
               ____________  ___  ____  ____  ___  ____     ____
               shall be considered "New Venture Subsidiaries" for purposes of Sections 5.15(a) and 7.2 hereof. In addition, (i) the
                  ________________     ___
               Equity Offering Proceeds received as a result of any such Footwear Company Equity Offering shall be paid to INTERCO (or applied directly to the redemption, repurchase, defeasance, acquisition or redemption of the subordinated Debt as and to the extent permitted under Section 7.2(iii) hereof) contemporaneously with the receipt thereof, shall not be used to make any of the payments or deposits required pursuant to Section 3.8(e) in connection therewith, and
                           ______________
               shall not constitute Unrestricted Equity Proceeds, (ii) notwithstanding any provision of Section 7.1 to the
                                                ___________
               contrary, from and after the date of any Footwear Company Equity Offering, neither INTERCO nor any of its Subsidiaries (excluding such Footwear Company and members of its Reporting Borrower Group) shall incur or permit to exist any Debt relating to any liabilities or obligations of such Footwear Company and its subsidiaries and (iii) from and after the date of a Footwear Company Equity Offering, such Footwear Company and its subsidiaries shall not commingle any of its cash or other property with the cash or property of INTERCO and its Subsidiaries and shall otherwise operate as, and take such steps and conduct its corporate affairs in such a manner to assure that it is recognized as, an entity separate and apart from INTERCO and its Subsidiaries.

               Except as expressly provided otherwise, for purposes of

               Sections 7.6, 7.11, and 7.12 a Footwear Company Equity
               ____________  ____      ____
               Offering permitted pursuant to Section 7.5 shall be treated as the sale or disposition of an Operating Company or a Reporting Borrower.

                    1.17. Section 7.6 of the Credit Agreement is hereby amended to delete the table set forth therein and to insert the following therefor:

                         Fiscal
                          Year                 Amount
                         ______                ______

                          1992               $31,000,000
                          1993               $38,000,000
                          1994               $49,500,000
                          1995               $52,500,000
                          1996               $55,000,000

                    1.18. Section 7.7 of the Credit Agreement is hereby amended to delete the table set forth therein and to insert the following therefor:

               Fiscal   First        Second     Third     Fourth
               Year    Quarter      Quarter    Quarter    Quarter
               ______  _______      _______    _______    _______

               1992       --           --     1.20 to 1   1.20 to 1
               1993    1.22 to 1   1.27 to 1  1.32 to 1   1.37 to 1
               1994    1.42 to 1   1.47 to 1  1.52 to 1   1.57 to 1
               1995    1.62 to 1   1.72 to 1  1.82 to 1   1.92 to 1
               1996    2.00 to 1   2.00 to 1  2.00 to 1   2.00 to 1

                    1.19. Section 7.12 of the Credit Agreement is hereby amended to delete the terms thereof in their entirety and to insert the following therefor:

                    7.12 Net Worth.  Consolidated Net Worth of INTERCO and
                         _________
               its Consolidated Subsidiaries shall not, at any date after the Effective Date, be less than the Minimum Consolidated Net Worth. Minimum Consolidated Net Worth shall mean as of the Effective Date an amount equal to the Consolidated Net Worth of INTERCO and its Consolidated Subsidiaries as of the Effective Date (as determined by INTERCO within 60 days after the Effective Date) minus $35,000,000; provided,
                                         _____
               however, that the Minimum Consolidated Net Worth shall be increased as of the end of each fiscal year during the term of this Credit Agreement by an amount equal to the amount set forth below:

                         Fiscal
                          Year               Amount
                         ______              ______

                          1992             $ 7,357,000
                          1993             $27,526,000
                          1994             $35,750,000
                          1995             $42,584,000
                          1996             $49,450,000

                    In the event of a sale of an Operating Company or
               Action, the Minimum Consolidated Net Worth set forth herein shall be reduced using the following formula as calculated by INTERCO and certified by the chief financial or other officer of INTERCO (which absent manifest error, shall be conclusive):

                    .625 (X minus Y) multiplied by .75 = Reduction Amount
                            _____

                    where:

                         X    =    the projected operating profit of the
                                   Operating Company as set forth in the
                                   table below for the applicable fiscal
                                   year (the operating profit for the
                                   fiscal year in which the sale occurs to
                                   be prorated as if the sale occurred at
                                   the end of the month in which it did
                                   occur).  Operating profit of Action
                                   shall be based upon its contribution to
                                   the operating profit of the Operating
                                   Company of which it is a part for the
                                   fiscal year preceding the date of the
                                   sale of Action

                         Y    =    the product of the Net Cash Proceeds
                                   from the sale multiplied by .0905

                  PROJECTED OPERATING PROFIT OF OPERATING COMPANIES
                  _________________________________________________
          Fiscal
          Year       Broyhill          Lane          Florsheim   Converse
          ______    __________      __________      __________   __________

          1992      12,667,000      24,810,000      12,800,000    3,895,000

          1993      32,713,000      53,467,000      31,950,000   19,043,000

          1994      37,283,000      57,416,000      33,167,000   19,700,000

          1995      40,183,000      60,917,000      35,166,000   24,150,000

          1996      42,767,000      64,000,000      37,167,000   28,983,000

                    For the remaining portion of the fiscal year in which
               the sale occurred Minimum Consolidated Net Worth shall be adjusted by subtracting the amount derived utilizing the foregoing formula. For each fiscal year thereafter, Minimum Consolidated Net Worth shall be adjusted by subtracting the amounts derived from the foregoing formula for each year (or portion thereof) following such sale.

                    1.20. Section 7.19 of the Credit Agreement is hereby amended to delete the second sentence thereof in its entirety.

                    1.21. Section 8.2 of the Credit Agreement is hereby amended to delete the first sentence thereof in its entirety and to insert the following therefor:

               Subject to the provisions of Section 8.4 hereof, interest on
                                            ___________
               Prime Rate Loans shall be payable monthly in arrears as of the end of each month at an interest rate per annum equal to the Prime Lending Rate plus one and twenty-five hundredths percent (1.25%).

                    1.22. Section 8.8(a) of the Credit Agreement is hereby amended to delete the first sentence thereof in its entirety and to insert the following therefor:

               The Borrowers agree to pay to the Agent for the account of the Lenders in the case of each Letter of Credit, a Letter of Credit fee (the "Letter of Credit Fees") based on the undrawn and outstanding face amount of such Letter of Credit at a rate per annum equal to 1.0% on the basis of a 360-day year for the actual number of days elapsed.

                    1.23. Section 8.8(c) of the Credit Agreement is hereby amended to delete the first sentence thereof in its entirety and to insert the following therefor:

               The Borrowers agree to pay to the Agent for the account of the Lenders in the case of each Foreign Exchange Contract, a Foreign Exchange fee (the "Foreign Exchange Fees") based on the Foreign Exchange Exposure of such Foreign Exchange Contract at a rate per annum equal to 1.0% on the basis of a 360-day year for the actual number of days elapsed.

                    1.24. Section 8.8(e) of the Credit Agreement is hereby amended to delete the first sentence thereof in its entirety and to insert the following therefor:

               The Borrowers agree to pay to the Agent for the account of the Lenders in the case of each Acceptance, an Acceptance commission (the "Acceptance Commission") based on the face amount of such Acceptance for the period from the date of acceptance to maturity at a rate per annum equal to 1.0% on the basis of a 360-day year for the actual number of days elapsed.

                    1.25. Section 8.9 of the Credit Agreement is hereby amended to delete the terms thereof in their entirety and to insert the following therefor:

                    8.9  Early Termination Fee.  In the event that the
                         _____________________
               Total Commitments shall be reduced pursuant to Section
                                                              _______
               3.5(f) hereof prior to the second anniversary of the Credit
               ______
               Agreement Effective Date, the Borrowers agree to pay to the Agent for the account of the Lenders a termination fee (the "Early Termination Fee") in an amount equal to (i) 3% of the portion of the Total Commitments so terminated if such termination occurs before the first anniversary of the Credit Agreement Effective Date and (ii) 1.5% of the portion of the Total Commitments so terminated if such termination occurs on or after the first anniversary of the Credit Agreement Effective Date but before the second anniversary of the Credit Agreement Effective Date.

                    1.26. Section 8.10(b) of the Credit Agreement is hereby amended to delete the terms thereof in their entirety and to insert the following therefor:

                    (b) as a Collateral Management Fee, an amount equal to $125,000 payable on each anniversary of the Credit Agreement Effective Date; and

                    1.27. Section 13.7 of the Credit Agreement is hereby amended to delete the terms thereof in their entirety and to insert the following therefor:

                         13.7  Commitment Increase Related to Increases in
                               ____________________________________________
               the Permitted Senior Indebtedness Amount.  As of the date of
               ________________________________________
               this Credit Agreement the Total Commitments of all Lenders equals $135,000,000. At any time on or after February 1, 1994, the Agent and the Borrowers (i) may add one or more financial institutions as a party to this Credit Agreement and/or (ii) accept one or more Lender's offer to increase its respective Commitment, in each case, in order to increase the Total Commitments to an amount not to exceed the lesser of (A) Permitted Senior Indebtedness Amount at such time, if any, and (B) at any time prior to March 1, 1995, $148,000,000, at any time on or after March 1, 1995 and prior to March 1, 1996, $156,000,000, and at any time on or after March 1, 1996, $164,000,000. Any such addition or increase shall be completed pursuant to a letter agreement in form and substance reasonably satisfactory to the Agent, the Borrowers and such financial institution and/or such

               Lender(s). No additional financial institution will be added as a party to this Credit Agreement unless the aggregate Commitment of such financial institution (including assignments to it of interests of other Lenders) under this Credit Agreements shall equal at least $10,000,000. The Agent is hereby authorized to amend Annex I hereto without any further consent of the Borrowers or any other Lender to reflect any changes resulting from any such increase in the Total Commitments up to the Permitted Senior Indebtedness Amount then in effect and shall promptly provide the Borrowers and each Lender with a copy of any such revised Annex I.

                    1.28. Section 13.11(a) of the Credit Agreement is hereby amended to delete clause (v) of the proviso contained therein and to insert the following therefor:

               (v) amend or waive Section 3.5(d) or this Section 13.11, or
                                  ______________         _____________
               change the definition of Required Lenders,

                    2.  Amendment to INTERCO Subsidiary, Inc. Pledge
                        ____________________________________________
          Agreement.  Subject to and conditioned upon the fulfillment of
          _________
          each of the conditions precedent set forth in Section 3 hereof,
                                                        _________
          the Pledge Agreement executed by INTERCO Subsidiary, Inc. is hereby amended to delete Section 4(h) thereof in its entirety and to insert the following therefor:

               (h) Except for the Pledged Shares, there are no other instruments, certificates, securities or other writings, or any chattel paper, evidencing or representing any interest in or claim against any of the Issuers or any Subsidiary of any of the Issuers; provided, however, that from and after a
                                   ________  _______
               Footwear Company Equity Offering, the only interests or claims in such Footwear Company and members of its Reporting Borrower Group with respect to which this representation shall be made shall be property of the type referred to above which is retained by the Pledgor at the time of such Footwear Company Equity and any similar property subsequently acquired by the Pledgor which, in either case, has not been disposed of in accordance with the terms of
               Section 7.5(a) of the Credit Agreement.

                    3.  Conditions Precedent to Amendment Effectiveness.
                        _______________________________________________
          The amendments and modifications set forth in Section 1 hereof
                                                        _________
          shall become effective upon the later of (i) February 1, 1994 and
          (ii) the fulfillment, on or prior to February 15, 1994, of each of the conditions precedent set forth below:

                         (a)  The Agent shall have received original
               executed counterparts of this Amendment from each of the Borrowers and each of the Lenders.

                         (b) The Agent shall have received a copy of a resolution of the Board of Directors of each of the Borrowers authorizing the execution and delivery of this Amendment, certified by the Secretary or an Assistant Secretary of each of the Borrowers.

                         (c) The Agent shall have received an opinion or opinions of counsel to the Borrowers in form and substance, and from such counsel, satisfactory to the Agent and its counsel.

                         (d) The Agent shall have received amendments duly executed by Borrower of any of the Mortgages previously executed by Borrower in favor of the Agent which in the Agent's opinion it is necessary or desirable to amend in connection with the extension and potential increase of the Credit Agreement.

                         (e) The Agent shall have received a fee for the account of the Lenders equal to 0.5% of the Total
               Commitments in effect on the effective date of this Amendment.

                    4.  Representations and Warranties.  In order to induce
                        ______________________________
          the Lenders to enter into this Amendment, the Borrowers hereby represent and warrant to the Lenders as follows:

                         (a) The execution, delivery and performance by each Borrower of this Amendment (i) are within each such Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) except as provided in the Ancillary Documents, require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of any applicable law, statute, ordinance, regulation, rule, order or other governmental restriction or of the Articles or Certificates of Incorporation or By-Laws of such Borrower, (v) do not contravene, or constitute a default under, any agreement, judgment, injunction, order, decree, indenture, contract, lease, instrument or other commitment to which such Borrower is a party or by which such Borrower or any of its assets are bound and (vi) will not result in the creation or imposition of any Lien upon any asset of such Borrower under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which such Borrower is a party or by which it or any of its assets may be bound or affected.

                         (b) This Amendment and the Credit Agreement as amended by this Amendment are the legal, valid and binding obligations of the Borrowers, and are or will be enforceable against the Borrowers in accordance with their terms.

                         (c) The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof as though made on the date hereof, except to the extent that such representations expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date).

                         (d) No Default or Event of Default has occurred and is continuing.

                    5.  Reference to and Effect Upon the Credit Agreement.
                        _________________________________________________
          Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "the Agreement", "hereunder", "hereof", "herein", or words of like import, shall mean and be a reference to the Credit Agreement, as amended hereby and each reference to the Credit Agreement in any other Credit Document shall mean and be a reference to the Credit Agreement, as amended hereby. The amendments set forth in Section 1.1, 1.21, 1.22, 1.23, 1.24 and
                                  ___________  ____  ____  ____  ____
          1.25 relating to the interest rates and fees specified therein
          ____
          shall be effective from and after the effective date of this Amendment (which in no event shall be prior to February 1, 1994) and shall not be applied retroactively.

                    6.   Reaffirmation; Expenses.  The Borrowers hereby
                         _______________________
          reaffirm to the Agent and each of the Lenders that, except as modified hereby, the Credit Agreement and all of the Credit Documents remain in full force and effect and have not been otherwise waived, modified or amended. Except as expressly modified hereby, all of the terms and conditions of the Credit Agreement shall remain unaltered and in full force and effect. The Borrowers acknowledge that all legal expenses of the Agent related to this Amendment shall be paid by the Borrowers as required by the Credit Agreement.

                    7.   Choice of Law.  This Amendment has been delivered
                         _____________
          in Chicago, Illinois, and shall be governed by and construed in accordance with the provisions of the Credit Agreement and the laws and decisions of the State of Illinois without giving effect to the conflicts of law principles thereunder.

                    8.   Counterparts.  This Amendment may be executed in
                         ____________
          one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. One or more counterparts of this Amendment may be delivered by telecopier, with the intention that they shall have the same effect as an original counterpart thereof.


                    IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                        BORROWERS

                                        INTERCO INCORPORATED


          Attest:                       By:E. F. Smith
                                           ____________________________________
                                           Name:  Eugene F. Smith
          D. A. Patterson                  Title: Executive Vice President
          ___________________________
          Duane A. Patterson,
          Secretary

                                        SUBSIDIARIES

                                        BROYHILL FURNITURE INDUSTRIES, INC.
                                        BROYHILL TRANSPORT, INC.
                                        CONVERSE INC.
                                        CONVERSE EMEA, LTD.
                                        CONVERSE STAR I, INC.
                                        CONVERSE STAR II, INC.
                                        THE FLORSHEIM SHOE STORE COMPANY-
                                             MIDWEST
                                        THE FLORSHEIM SHOE STORE COMPANY-
                                             NORTHEAST
                                        THE FLORSHEIM SHOE STORE COMPANY-
                                             WEST
                                        HY-TEST, INC.
                                        L.J. O'NEILL SHOE COMPANY
                                        THE LANE COMPANY, INCORPORATED
                                        LANE ADVERTISING, INC.
                                        ACTION INDUSTRIES, INC.
                                        ACTION TRANSPORT, INC.

          Attest:

                                        By:D. A. Patterson
                                           __________________________________
                                           Name:  Duane A. Patterson
                                           Title: Vice President
          Robert Kaintz
          ___________________________
          Robert Kaintz,
          Assistant Secretary

                                   AGENT

                                   BT COMMERCIAL CORPORATION,
                                        As Agent


                                   By: Wayne D. Hillock
                                       ___________________________
                                      Name:Wayne D. Hillock
                                           _______________________
                                      Title:Vice President
                                            ______________________



                                   LENDERS

                                   BT COMMERCIAL CORPORATION


                                   By:Wayne D. Hillock
                                      ____________________________
                                      Name:Wayne D. Hillock
                                           _______________________
                                      Title:Vice President
                                            ______________________


                                   THE BOATMEN'S NATIONAL BANK OF
                                        ST. LOUIS


                                   By:William J. Lindenmayer
                                      _____________________________
                                      Name:William J. Lindenmayer
                                           ________________________
                                      Title:Vice President
                                            _______________________


                                   CONTINENTAL BANK N.A.


                                   By:Steven Kessler
                                      _____________________________
                                      Name:Steven Kessler
                                           ________________________
                                      Title:Vice President
                                            _______________________


                                   HARRIS TRUST AND SAVINGS BANK

                                   By:M. Elizabeth Gilliam
                                      _____________________________
                                      Name:M. Elizabeth Gilliam
                                           ________________________
                                      Title:Vice President
                                            _______________________


                                   LASALLE NATIONAL BANK


                                   By:Christopher G. Clifford
                                      _____________________________
                                      Name:Christopher G. Clifford
                                           ________________________
                                      Title:First Vice President
                                            _______________________


                                   TRANSAMERICA BUSINESS CREDIT
                                        CORPORATION


                                   By:Matthew N. McAlpine
                                      _______________________________
                                      Name:Matthew N. McAlpine
                                           __________________________
                                      Title:Senior Account Executive
                                            _________________________


                                   MARINE MIDLAND BUSINESS LOANS, INC.


                                   By:Elizabeth D. Muzyka
                                      ______________________________
                                      Name:Elizabeth D. Muzyka
                                           _________________________
                                      Title:Vice President
                                            ________________________


                                   SHAWMUT BANK, N.A.


                                   By:Larry Favre
                                      ______________________________
                                      Name:Larry Favre
                                           _________________________
                                      Title:Assistant Vice President
                                            ________________________

                     SCHEDULE #1 - LIST OF WAIVERS AND AMENDMENTS

                         INTERCO INCORPORATED CREDIT FACILITY


          Waivers Issued to Date -
          ______________________

                    1. Letter Agreement dated July 31, 1992 relating to the delivery of certain documentation and satisfaction of conditions to the initial funding, including the granting of 60 days to obtain satisfactory loss payable endorsements for insurance to replace the insurance certificates presented at closing.

                    2. Waiver # 2 to Credit Agreement dated September 21, 1992 relating to the permission to use up to $25 million of Adjusted Consolidated Cash to make certain redemptions, prepayments and repurchases of the New Notes and the New Bank Term Notes.

                    3. Waiver # 3 to Credit Agreement dated January 25, 1993 relating to the permission to pay certain amounts owed on the Borrowers' subordinated debt out of excess cash flow prior to the last date on which such amounts were required to be paid under the related loan documents.

          Amendments to Credit Agreement to Date -
          ______________________________________

                    1. First Amendment to Credit Agreement dated as of November 9, 1992.

                    2. Second Amendment to Credit Agreement dated as of May 14, 1993.

          Amendments to Credit Agreement Schedules -
          ________________________________________

                    1. Letter Agreement dated as of August 3, 1992 relating to the addition of certain patents and trademarks to Schedule D.